EXHIBIT 10.5.1
                        AMENDMENT TO THE
                HAVERTY FURNITURE COMPANIES, INC.
                  EMPLOYEE STOCK PURCHASE PLAN
           (As Amended and Restated October 29, 1999)

     The Haverty Furniture Companies, Inc. Employee Stock
Purchase Plan (the "Plan") as most recently amended and restated effective October 29, 1999, is hereby amended as follows:

                               1.

     Section 7 "Purchase Price" is hereby amended by replacing the first sentence thereof with the following:

     The Purchase Price for Shares purchased pursuant to the Plan will be an amount equal to 95% of the Fair Market Value of the Stock on the Exercise Date, or if no Shares were traded on that day, on the last day prior thereto on which Shares were traded.

                               2.

     The first paragraph of Section 9 "Grant of Options" is hereby amended by replacing the text of the subparagraph headed
"Step 2" with the following:

     Determine the figure which represents 95% of the Fair
     Market Value on the Grant Date;

          Except as changed by this Amendment, the provisions of the Plan shall remain in full force and effect. This Amendment shall be effective as of the commencement of the first Offer Period (as defined in the Plan) beginning after the date this Amendment is adopted by the Board.


Attested:                   HAVERTY  FURNITURE  COMPANIES, INC.


  /s/ Jenny Hill Parker      By:      /s/ Clarence H. Smith
-------------------------        ------------------------------
    Jenny Hill Parker                   Clarence H. Smith
   Corporate Secretary            President and Chief Executive
                                             Officer